Exhibit 1


                             JOINT FILING AGREEMENT


     Joint Filing Agreement, dated August 7, 2000, between Joyce Freedman and Lee Freedman.

     The undersigned hereby agree that this Statement on Schedule 13-D with respect to the beneficial ownership of shares of Common Stock of Styleclick, Inc. is filed jointly on behalf of each of them.


Date:  August 7, 2000
                                                By:    /s/ Joyce Freedman
                                                   -----------------------------
                                                   Joyce Freedman, an individual


                                                By:    /s/ Lee Freedman
                                                   -----------------------------
                                                   Lee Freedman, an individual